Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PROMISSORY NOTE

OF

ADVANSOURCE BIOMATERIALS CORPORATION

$__________

Made as of August 22, 2013

For value received, AdvanSource Biomaterials Corporation, a Delaware corporation (the “Company”), with principal offices at 229 Andover Street, Wilmington, MA 01887, hereby promises to pay ____________________ (the “Holder”), or his assigns, the original principal sum of _______________ ($_______) (the “Principal Amount”), together with interest accruing monthly and compounding quarterly on the unpaid principal balance at the rate of one and three fourths percent (1.75%) per month (the “Applicable Rate”), until the Principal Amount and all interest accrued thereon and all other amounts owed hereunder are paid.  The unpaid Principal Amount, together with any then unpaid accrued interest and all other amounts owed hereunder, shall be due and payable on or before the close of business on February ___, 2014 (the “Maturity Date”).  Any amounts due and payable hereunder shall be sent by wire transfer in accordance with any instructions included delivered to the Company in connection with a demand for payment or by check sent by mail to the address of the registered holder of this Note in lawful money of the United States.  The Principal Amount, together with all interest accrued thereon and all other amounts owed hereunder may be prepaid at any time, in whole or in part, without premium or penalty.

This Note is one of the notes referred to in the Security Agreement among the Company, the Holder and other holders of notes identical (except as to the face amount) to this Note (the “Security Agreement”); and this Note (and such other notes) are secured by the Collateral identified in the Security Agreement. This Note (and such other notes) are being issued to the Holder (and such other holders) simultaneously with the issuance of a Warrant to the Holder (and to such other holders) for the purchase of that number of shares of Company common stock determined in accordance with the following formula:  N = I /BSV, where “N” is the number of shares covered by the Warrant, “I” is the aggregate amount of interest that will accrue on the Loan at the Applicable Rate through the Maturity Date, and “BSV” is the value of a one-year warrant to purchase a share of Company Common Stock as calculated by the Black Scholes method.

Notwithstanding any provision herein to the contrary, upon the payment of the Principal Amount to Holder on or before the Maturity Date, the Company’s obligation to pay accrued and then unpaid interest shall be deemed satisfied in full by the delivery of the Warrant, it being acknowledged and agreed that if the Company fails to pay the Principal Amount to Holder on or before the Maturity Date, then (a) all then accrued and unpaid interest, together with the Principal Amount and any other costs shall be immediately due and payable by Company to Holder, and (b) interest on the Principal Amount shall thereafter accrue at a monthly rate of two percent (2%).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.

Definitions.  The following definitions shall apply for all purposes of this Note:

1.1

 “Collateral” has the meaning ascribed to such term in the Security Agreement.

1.2

“Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.3

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

1.4

“Holder” means the “Holder” as defined above or any person who shall at the time be the registered holder of this Note.

1.5

 “Note” means this Promissory Note.

1.6

 “Warrants” shall have the meaning ascribed to such term in the Security Agreement.

2.

Representations and Warranties of the Company.  In connection with the issuance of this Note, the Company hereby represents and warrants to the Holder that:

2.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2

Authorization.  All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and related transactions, including the reservation of a sufficient number of shares of Common Stock to issue to Holder (and other holders) upon the exercise of the Warrants. The Company has taken all corporate action required to make all the obligations of the Company reflected herein the valid and enforceable obligations they purport to be.

2.3

Compliance with Other Instruments.  The authorization, execution and delivery of this Note will not constitute or result in a default or violation of any law or regulation applicable to the Company, a default of any term or provision of the Company’s current Certificate of Incorporation or bylaws, or a default under an agreement or instrument by which the Company is bound or to which its properties or assets are subject.

2.4

Valid Issuance of Common Stock upon Exercise of Warrants.  The Common Stock, when issued, sold and delivered upon exercise of the Warrants, will be fully paid and nonassessable and, based in part upon the representations of the Holder herein, will be issued in compliance with all applicable federal and state securities laws.

3.

Representations and Warranties of the Holder.  In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

3.1

Purchase Entirely for Own Account.  The Holder acknowledges that this Note is issued to the Holder in reliance upon the Holder’s representation to the Company that the Note will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.2

Accredited Investor.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).  The Holder also represents it has not been organized solely for the purpose of acquiring this Note.

3.3

Restricted Securities.  The Holder understands that this Note and the shares of Common Stock issuable upon exercise of the Warrant, are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Holder represents that it is familiar with Rule 144 as promulgated by the SEC under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.

Defaults and Remedies.

4.1

Events of Default.  The following events shall be considered Events of Default with respect to this Note:

(a)

The Company shall default in the payment of any part of the Principal Amount or unpaid accrued interest on the Note after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

(b)

The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all of any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(c)

Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d)

Within thirty (30) days after the Company becomes involved in litigation that threatens to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects;

(e)

Any default or defined event of default shall occur under any agreement to which the Company or any of its subsidiaries is a party that evidences Indebtedness of Fifty Thousand Dollars ($50,000) or more; and

(f)

The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Note or any other agreement with the Holder, within thirty (30) days after written notice from the Holder to perform or observe the obligation.

4.2

Remedies.  Upon the occurrence of an Event of Default under Section 4.1 hereof, at the option and upon the declaration of the Holder, the entire unpaid Principal Amount and accrued and unpaid interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

5.

No Rights as Stockholder.  Neither this Note nor the Warrants by themselves entitle the Holder to any voting rights or other rights as a stockholder of the Company.

6.

Covenants.  The Company hereby covenants that the Company (i) will make all payments of principal of, and interest on, this Note and any other amounts due hereunder in accordance with the terms hereof, and (ii) so long as this Note is outstanding, (A) will not grant any security interests in, or otherwise create any liens against, the Collateral, (B) sell, dispose of, or otherwise transfer any of the Collateral other than in the ordinary course of business, (C) will use any proceeds from the loans made hereunder for its working capital purposes only, (D) will not pay any dividend or make any other distribution in respect of the capital stock of the Company and (E) will not make any payment to any officer, director or their affiliates other than payments of salary and other compensation and benefits for services rendered or performed for the Company after the date hereof.

7.

No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment.

8.

Waivers.  The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

9.

Transfer.  This Note and any rights hereunder may be assigned, conveyed or transferred, in whole or in part, by the Holder.  The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10.

Governing Law.  This Note shall be governed by and construed under the internal laws of The Commonwealth of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within The Commonwealth of Massachusetts, without reference to principles of conflict of laws or choice of laws.

11.

Headings.  The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.

Notices.  Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for the Holder party on the signature page hereto or, in the case of the Company, to the President at the address first written above, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to the Holder.

13.

Amendments and Waivers.  This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

14.

Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.

Counterparts.  This Note may be executed in one or more counterparts, which collectively shall constitute one and the same instrument

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

THE COMPANY:
AdvanSource Biomaterials Corporation
By:	/s/ David Volpe
David Volpe, CFO

AGREED AND ACKNOWLEDGED:
THE HOLDER:
By:

Address: